Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Encore Capital Group, Inc.
San Diego, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167074) and Form S-8 (Nos. 333-125340, 333-125341, 333-125342, 333-160042 and 333-189860) of Encore Capital Group, Inc. of our reports dated February 24, 2016, relating to the consolidated financial statements and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP
Costa Mesa, California
February 24, 2016